UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2019, Altus Midstream Company (“Altus” or the “Company”) announced that its subsidiary, Altus Midstream Processing LP (“Altus Midstream Processing”), closed its option (the “Option”) with Enterprise Products Operating LLC (“Enterprise”) to acquire a 33 percent equity interest in Breviloba, LLC, a Texas limited liability company (“Breviloba”) formed by Enterprise to own and operate the Shin Oak NGL pipeline (the “Shin Oak Pipeline”).

Net to Altus Midstream Processing’s ownership interest, the exercise price of the Option was approximately $440.7 million, which included Altus Midstream Processing’s proportional share of capital spent by Breviloba prior to the Option closing to construct, commission, and start-up the Shin Oak Pipeline and capitalized interest on such capital spent.

The Shin Oak Pipeline comprises a 24-inch diameter mainline and related 20-inch lateral pipeline with an initial capacity of approximately 250,000 barrels per day (bbl/d) and provides takeaway capacity for natural gas liquids production from multiple basins, including the Permian. Supported by long-term customer commitments, the Shin Oak Pipeline is expected to ultimately provide up to 550,000 bbl/d of capacity, which is expected to be available in the fourth quarter of 2019. Following closing of the Option, the Shin Oak Pipeline is 33 percent owned by Altus Midstream Processing and 67 percent owned by Enterprise.

Cautionary Note Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial performance, business strategies, projected costs and plans, and expectations for Altus, Altus Midstream Processing, and Shin Oak, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct.

Whether actual results and developments will meet expectations depend on a number of risks and uncertainties which could cause actual results, performance, and financial condition to differ materially from expectations. See “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 when filed with the Securities and Exchange Commission for a discussion of risk factors that affect the Company’s business. Any forward-looking statement made in this report speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Item 7.01.	Regulation FD Disclosure.

On July 31, 2019, the Company issued a press release announcing that Altus Midstream Processing had exercised and closed the Option, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent required by this Item, financial statements of Breviloba will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information

To the extent required by this Item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: July 31, 2019	/s/ Ben C. Rodgers
Ben C. Rodgers
Chief Financial Officer and Treasurer